EXHIBIT 99.2

Wachovia Capital Finance Corporation (Canada)

141 Adelaide Street West, Suite 1500

Toronto, ON M5H 3L5

[WACHOVIA LETTERHEAD]

August 1, 2006

SMTC Manufacturing Corporation of Canada/

Societe de Fabrication SMTC du Canada

635 Hood Road

Markham, Ontario

L3R 4N6

Attention: Jane Todd

Dear Sirs:

Re:	Wachovia Capital Finance Corporation (Canada) and SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada

Reference is made to a Loan Agreement dated as of June 1, 2004 as amended March 10, 2005, August 17, 2005 and June 12, 2006 (the “Loan Agreement”) between SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada, as borrower (“Borrower”), and Congress Financial Corporation (Canada), now known as Wachovia Capital Finance Corporation (Canada), as lender (“Lender”). All capitalized terms used in this notice of extension but not defined herein have the meanings given to such terms in the Loan Agreement.

Borrower is hereby given notice that Lender has agreed to extend the Renewal Date of the Loan Agreement to October 15, 2007. All other terms and conditions of the Loan Agreement remain in full force and effect, unamended. Borrower agrees to pay to Lender an (1) early termination fee equal to 0.50% of the Canadian Maximum Credit if the Loan Agreement is terminated prior to October 15, 2007 and (2) an extension fee of US$5,000.00 on the date of acceptance by Borrower of this notice of extension.

Yours very truly,

WACHOVIA CAPITAL FINANCE

CORPORATION (CANADA)

By: /s/ Niall Hamilton

Name: Niall Hamilton

Title: Senior Vice President

          Wachovia Capital Finance Corporation

          (Canada)

The undersigned Borrower hereby acknowledges receipt of the foregoing notice of extension of the Loan Agreement and agrees to same.

Dated this 2nd day of August, 2006.

SMTC MANUFACTURING

CORPORATION OF CANADA/SOCIETE

DE FABRICATION SMTC DU CANADA

By: /s/ Jane Todd

Name: Jane Todd

Title: SVP Finance & CFO

By: /s/ John Caldwell

Name: John Caldwell

Title: President & CEO

[Intentionally Left Blank]

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financial Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of each of the Borrower’s Obligations under the Loan Agreement, as renewed/extended as herein provided; and

(b)	acknowledges and confirms that such Obligor has received a copy of the Loan Agreement and this notice of extension and understands the terms thereof.

Dated this 2nd day of August, 2006.

SMTC NOVA SCOTIA COMPANY	940862 ONTARIO INC.

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO	Name: Jane Todd Title: SVP Finance & CFO

SMTC MANUFACTURING CORPORATION OF CALIFORNIA	SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO	Name: Jane Todd Title: SVP Finance & CFO

SMTC MANUFACTURING CORPORATION OF WISCONSIN	SMTC MEX HOLDINGS, INC.

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO	Name: Jane Todd Title: SVP Finance & CFO

SMTC CORPORATION	SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO	Name: Jane Todd Title: SVP Finance & CFO

HTM HOLDINGS, INC.	RADIO COMPONENTES DE MEXICO, S.A. DE C.V.

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO	Name: Jane Todd Title: SVP Finance & CFO

SMTC DE CHIHUAHUA, S.A. DE C.V.

By: /s/ Jane Todd
Name: Jane Todd Title: SVP Finance & CFO